As filed with the Securities and Exchange Commission October 2, 1997

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933


                           ECOTYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                         11-3234026
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

895 Waverly Avenue                               EcoTyre Technologies, Inc.
Holtsville, New York 11742                       895 Waverly Avenue
(Address, including zip code and telephone       Holtsville, New York 11742
number, including area code, of registrant's           (516) 289-4500
     principal executive offices)                (Name address and telephone
                                                 number, including area code, of
                                                 agent for service)

                                    Copy to:
                           David H. Lieberman, Esq.
                           Blau, Kramer, Wactlar & Lieberman, P.C.
                           100 Jericho Quadrangle
                           Jericho, New York  11753
                           (516) 822-4820

    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ].

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering [ ].

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities   Amount to be     Proposed Maximum Offering     Proposed Maximum              Amount of
to be Registered                     Registered      Price Per Share (1)           Aggregate Offering Price (1)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001       1,862,902  shs.       $2.94                      $5,476,932                     $1,661
per share
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001         522,342  shs.       $.35-24.50                 $1,222,192                     $  370
per share, reserved for issuance
upon the exercise of Common
Stock Purchase Warrants (2)

                                                                                                       Total        $2,031
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based on the closing price of the Common Stock reported in the consolidated reporting system on September 25, 1997.
(2) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of such securities.
-----------------------------------------------------------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           ECOTYRE TECHNOLOGIES, INC.
                              Cross Reference Sheet

  Showing location in Prospectus of Information Required by Items on Form S-3
Item No. Prospectus Caption
-------- ------------------


 1.    Forepart of the Registration             Outside Front Cover
       Statement and Outside Front Cover Page   Page of Prospectus
       of Prospectus

 2.    Inside Front and Outside Back Cover      Inside Front and Outside
       Pages of Prospectus                      Back Cover Pages of
                                                Prospectus

 3.    Summary Information, Risk Factors and    Certain Investment
       Ratio of Earnings to Fixed Charges       Considerations

 4.    Use of Proceeds                          Use of Proceeds

 5.    Determination of Offering Price          Outside Front Cover Page;
                                                Selling Securityholders

 6.    Dilution                                         *

 7.    Selling Security Holders                 Selling Securityholders

 8.    Plan of Distribution                     Outside Front Cover Page;
                                                Plan of Distribution

 9.    Description of Securities to be                  *
       Registered

 10.   Interests of Named Experts and Counsel   Legal Opinion;
                                                Experts

 11.   Material Changes                                 *

 12.   Incorporation of Certain Information     Incorporation of
       by Reference                             Certain Documents
                                                By Reference

 13.   Disclosure of Commission Position on             *
       Indemnification for Securities Act
       Liabilities

*Omitted since answer to item is negative or inapplicable


                           ECOTYRE TECHNOLOGIES, INC.

                2,385,244 Shares of Common Stock, $.001 par value




     The 2,385,244 shares of Common Stock, $.001 par value per share (the "Shares"), of EcoTyre Technologies, Inc. (the "Company") being covered by this Prospectus represent 1,862,902 shares issued by the Company in recent private offerings of securities pursuant to Regulation D of the Securities Act of 1933, as amended, and 522,342 shares issuable upon the exercise of Common Stock Purchase Warrants. They are being offered by an aggregate of fifty-five (55) selling stockholders and any pledgees, transferees, donees or other successors in interest thereof (the "Selling Stockholders"). The Shares may be offered by the Selling Stockholders from time to time in transactions on the NASDAQ, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchaser of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

     None  of  the  proceeds  from  the  sale  of  the  Shares  by  the  Selling
Stockholders will be received by the Company, except to the extent that the Common Stock Purchase Warrants are exercised. If all the Common Stock Purchase Warrants are exercised at current exercise prices, the net proceeds to the Company from this offering would be approximately $1,223,000. The Company will bear the expenses in connection with the offering, including filing fees and the Company's legal and accounting fees, estimated at $15,000.

     The Company's Common Stock is traded on the NASDAQ Small-Cap Issues market (Symbol: ETTI). On September 25, 1997, the last reported sale price of the Company's Common Stock as reported by NASDAQ was $2.94 per share.
---------------

 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS", PAGE 4.
                         --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------

                The date of this Prospectus is ___________, 1997

No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent, dealer or underwriter. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state.


                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
Available Information. . . . . . . . . . . . . . .                    3

Incorporation of Certain Documents by Reference. .                    3

The Company. . . . . . . . . . . . . . . . . . . .                    4

Risk Factors . . . . . . . . . . . . . . . . . . .                    4

Use of Proceeds. . . . . . . . . . . . . . . . . .                    7

Description of Capital Stock . . . . . . . . . . .                    7

Selling Stockholders . . . . . . . . . . . . . . .                    9

Plan of Distribution . . . . . . . . . . . . . . .                   11

Indemnification of Directors and Officers. . . . .                   12

Legal Matters. . . . . . . . . . . . . . . . . . .                   12

Experts  . . . . . . . . . . . . . . . . . . . . .                   13


                              AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto. For further information with respect to the Company and the shares of Common stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates, and from the Securities and Exchange Commission's web site at the address http://www.sec.gov. Copies of such material can also be obtained at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C.
20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission (File No. 0-18105) pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

    (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997.
    (2) The Company's Proxy Statement dated April 24, 1997.
    (3) The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1997.

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein).
Requests for such copies should be directed to the Secretary, EcoTyre Technologies, Inc., 895 Waverly Avenue, Holtsville, New York 11742 (516) 289-4545.

                                   THE COMPANY

    EcoTyre Technologies, Inc. (the "Company") is a manufacturer in the United States that recycles used tires by utilizing European remolding technology to manufacture and distribute a comprehensive line of replacement automobile tires. This differs from the traditional retreading process in which new tread is simply placed over the tread portion of a used casing. The Company applies new sidewall and tread rubber to a completely buffed casing and permanently bonds the rubber to the casing from sidewall to sidewall in high temperature vulcanizing presses. The result is a superior quality tire which is virtually "indistinguishable" from a new tire in appearance and performance, but sells for substantially less than leading brands. The remolded tires manufactured by the Company are created by manufacturing a previously used high-quality passenger or light truck casing of a name brand manufacturer.

    The Company commenced limited manufacturing operations in December 1995. During the fiscal year ending March 31, 1997, the Company operations reflect the full transition from a distribution company to a manufacturing distributor of remanufactured tires.

    The  Company's   executive  offices  are  located  at  895  Waverly  Avenue,
Holtsville, New York 11742, and its telephone number is (516) 289-4545.


                                  RISK FACTORS

    The following information, in addition to other information in this Prospectus and in the documents incorporated herein by reference, should be considered carefully by potential purchasers in evaluating the Company, its business and an investment in shares of the Common Stock offered hereby.

     1. Need for Additional Funds. Management believes that its working capital position at June 30, 1997, its operations, and the full proceeds of this offering (which will only occur if the warrants are exercised) will make it possible for the Company to support its internal overhead expenses through at least March, 1998. Since the Company has no existing line of credit, it will be required to secure additional financing for future cash requirements and there is no assurance that the Company will be successful in these efforts. If the Company is unsuccessful in achieving positive cash flow from its operations or generating additional working capital, its business will be materially and adversely affected.

     2. Historical and Anticipated Losses. The Company was incorporated in May, 1994 and, to date, has had limited revenues. For the three months ended June 30, 1997 and the years ended March 31, 1997 and 1996, the Company sustained net losses of $577,382, $3,411,743 and $2,637,313, respectively. The Company recognized $1,121,261, $2,938,565 and $314,024 in revenues for the three months ended June 30, 1997 and the years ended March 31, 1997 and 1996, respectively. As of June 30, 1997, the Company had total assets of $5,248,127, working capital of $512,457 and stockholders' equity of $2,271,162. The Company is subject to all the general risks inherent in, and the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing any new business and manufacturing operation. There is no assurance that the Company will operate at a level sufficient to achieve profitability.

     3. Going Concern Opinion. As indicated in the Company's annual report on Form 10-KSB, the Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained losses since inception and requires additional working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     4. Limited Manufacturing History. The Company commenced limited remolded tire manufacturing operations in December, 1995, but no assurance can be given that the Company will be able to successfully manufacture remolded tires of sufficient quality to permit the successful sale thereof, that the Company will be able to manufacture a sufficiently complete line of products to satisfy the demands of its customers or that the Company will be able to produce quantities of remolded tires sufficient to achieve profitability. In this regard, the Company will be purchasing new machinery and equipment in order to manufacture a greater percentage of recreational vehicle and high performance tires which historically sell at greater profit margins. There is no assurance that this machinery and equipment will operate efficiently and manufacture sufficient numbers of such tires to increase the Company's profit margins.

     5. Manufacturing with Used Machinery and Equipment. A majority of the machinery and equipment which the Company is using in its manufacturing operations is approximately nine years old and was used for approximately four years. The equipment sat idle for four years prior to its use by the Company. The Company has no warranty or service contract with respect to such equipment, and bears the sole risk of such equipment failing to operate effectively. Accordingly, no assurance can be given that this equipment will function properly and some amount of repairs, refurbishings and delays already have been experienced. There also can be no assurance that the Company's manufacturing facility will not experience additional delays.

     6. Uncertainty of Market Acceptance; Failure of Prior Tire Remolders. In April, 1993, the Company began distributing remolded automobile passenger tires in the United States manufactured by third parties and believes there will be market acceptance of its own manufactured remolded passenger tires based on its experience as a distributor. Remolded passenger automobile tires historically have not accounted for a significant portion of the United States passenger automobile replacement tire market. Since the Company's remolded tires compete with new replacement tires, there can be no assurance that consumers will be willing to purchase remolded tires notwithstanding the price differential and the Company's belief that its remolded tires will be comparable in quality and appearance to new tires. In this regard, the Company believes that at least three previous businesses which attempted to manufacture, market and sell remolded passenger automobile tires in the United States, including the previous owner of the Company's machinery and equipment, failed to successfully do so and such previous owner has ceased business operations. There is no assurance that a U.S. market for the Company's products will develop and grow. There also is no assurance that the U.S. market will provide sufficient revenue and earnings to satisfy the cash requirements of the Company.

     7. Competition. There are inherent difficulties for any new business seeking to continue limited manufacturing operations and market a new product, particularly in a very competitive market such as that for replacement automobile tires. There are numerous manufacturers and/or distributors of new tires, previously used tires and retreaded tires. The replacement tire market is quite mature, and is serviced by a large number of competitors, several of which dominate the marketplace. The Company anticipates that its primary competition will be from lower-priced, lesser-known associated brands of major manufacturers, and private-label manufacturers of new tires, both imported and domestic, such as Coronet (Armstrong Tire Company), Summit (General Tire Company), Hankock, Hercules (Cooper Tire & Rubber Co.), Ohtsu and others. The Company would also compete with manufacturers and distributors of retreaded tires such as Les Schwab Tire Centers. Many of these competitors have been in existence for many years, have extensive marketing budgets, established market shares, wide name recognition and existing franchise, dealer or other distribution networks. They also have greater financial, personnel and administrative resources than the Company and have the capability of value pricing their products to deter or eliminate competition. Assuming the Company does gain significant market share, there is no assurance that other U.S. or foreign tire manufacturers, including those with experience in the foreign remolded tire markets, will not begin manufacturing and marketing remolded tires in direct competition with the Company in the United States. New entrants in this industry could have an adverse impact on the Company's potential revenues and profit margins. While the Company believes that the primary areas of competition in its industry are price, warranty, service, appearance and quality and that its products should compete favorably in these regards, there is no assurance that the Company will be able successfully to compete against established manufacturers or any new entrants into its industry.

     8. Possible Adverse Impact of Unavailability of, or Higher Prices for, Raw Materials. The primary raw materials used by the Company in its manufacturing operations are previously used tire casings and rubber. The Company believes that rubber is readily available from several sources, though the price thereof has fluctuated. The Company also believes that suitable tire casings are readily available from a wide variety of sources, including several distributors of automobile tire casings and directly from tire distribution centers. Given the nature of the market for tire casings, the Company believes that it will be necessary to obtain casings from many sources to meet its anticipated needs. While the Company does not anticipate any difficulties in obtaining sufficient quantities of automobile tire casings and rubber to be used in its operations, no assurance can be given in this regard. In the event that sufficient quantities of raw materials are not available, or if the prices thereof become uneconomical, the Company's business operations and financial condition could be materially adversely affected.

     9. Risks Relating to Environmental and Other Governmental Regulation. As a manufacturer of remolded automobile tires, the Company's products are subject to regulation by the United States Department of Transportation and other government agencies relating to the safety and performance of its products. In addition, as a manufacturer of rubber products with a manufacturing facility located in the ecologically sensitive eastern region of Long Island, the Company may be subject to various environmental regulations imposed by federal, state and local authorities. While the Company believes that its manufacturing operations are not environmentally sensitive, are in compliance with all applicable environmental laws and regulations and that all necessary permits and approvals will be obtained, no assurance can be given that compliance with environmental laws, regulations or other restrictions, including any new laws or regulations, will not impose additional costs on the Company which could adversely affect its financial performance and results of operations.

     10. Importance of and Risks Relating to Intellectual Property Rights. The automobile tire industry is characterized by extensive use of intellectual property protected by patent and trademark laws. The Company utilizes tire tread designs and a manufacturing process which it has not patented and which it believes are lawfully in the public domain. While the Company believes that it does not infringe on the intellectual property rights of any third parties in the conduct of its business, allegations of any such infringement, or disputes or litigations relating thereto, could have a material adverse affect on the
Company's   financial   condition  and  results  of  operations.

     11. Risk of Seasonality. While there is a year-round demand for automobile tires, automobile tire sales in the Northeastern United States are generally strongest during the second and third calendar quarters of the year. Seasonality may have an impact on the Company's operations including cash flow, insofar as the Company is required to control inventory levels to reflect projected quarterly sales. However, since the Company anticipates that approximately 50% of its sales will be in the Western United States and other regions where all purpose automobile tires are used year round, it does not believe that seasonality will adversely impact its operations.

Forward-Looking Statements

     All statements other than statements of historical fact included in this Prospectus regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors," including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from this offering, except to the extent that the Common Stock Purchase Warrants are exercised. If all the Common Stock Purchase Warrants are exercised at current exercise prices, the net proceeds to the Company from this offering would be approximately $1,223,000. Such proceeds, if received, are intended to be used to support further manufacturing activities and for general working capital.

                          DESCRIPTION OF CAPITAL STOCK

Capital Stock

     The Company's authorized capital stock consists of 30,000,000 shares of Common Stock, $.001 par value per share, 2,000,000 shares of Class A Convertible Preferred Stock, 675,000 shares of Class B Convertible Preferred Stock and 1,325,000 shares of Preferred Stock, $.001 par value per share.

     Common Stock
     ------------

     Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights. The shares of Common Stock sold by the Company in this offering will be, when issued and paid for, fully paid and non-assessable. Each share of Common Stock is entitled to participate pro rata in distribution upon liquidation, subject to the rights of holders of Preferred Stock, and to one vote on all matters submitted to a vote of stockholders. The holders of Common Stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of Preferred Stock. Holders of the Common Stock are entitled to elect all directors. The Company's Board consists of three classes each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

Class A Convertible Preferred Stock

     Each issued and outstanding share of Class A Convertible Preferred Stock ("Class A Preferred") entitles the holder to receive dividends when, as and if declared by the Board of Directors, at the annual rate of 10%, payable semi-annually in either cash or common stock at the option of the Company. Additionally, these preferred shareholders have the right to receive preferential payments in the event of liquidation, dissolution or winding up of the affairs of the Company. The holders of Class A Preferred have the right to convert all or any part of their shares into Common Stock of the Company. The Conversion Rate shall be (A) the sum of (1) $1.00 plus (2) all accrued and unpaid dividends on a single share of Class A Convertible Preferred Stock divided by (B) the Conversion Price (as hereinafter defined). The "Conversion Price" shall be the lesser of (a) $21.00 per share ("fixed conversion price") or
(b) seventy-five (75%) percent of the Closing Bid Price of one share of the Company's Common Stock for the five trading day period immediately prior to the conversion date. For the purposes hereof, the "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

     Holders of shares of Class A Convertible Preferred Stock shall be permitted to convert such shares as follows:

         (a) commencing July 15, 1997, for such month and for each calendar month thereafter, each holder of Class A Convertible Preferred Stock shall be entitled to convert up to twenty-five (25%) percent of the shares of Class A Convertible Preferred Stock held by such holder as of July 15, 1997.

         (b)  commencing  October  15,  1997  all  of  the  shares  of  Class  A

Convertible Preferred Stock shall be convertible into Common Stock.

     The number of shares of Common Stock into which each share of Class A Convertible Preferred Stock is convertible also shall be subject to adjustment from time to time under certain situations including reclassification or recapitalization of the Common Stock.

Class B Convertible Preferred Stock
-----------------------------------

     Each issued and outstanding share of Class B Convertible Preferred Stock ("Class B Preferred") entitles the holder to receive dividends when, as and if declared by the Board of Directors, at the annual rate of 10%, payable semi-annually in either cash or common stock at the option of the Company. Additionally, these preferred shareholders have the right to receive preferential payments in the event of liquidation, dissolution or winding up of the affairs of the Company. The holders of Class B Preferred have the right to convert all or any part of their shares into Common Stock of the Company. The conversion rate shall be (A) the sum of (1) $1.00 plus (2) all accrued and unpaid dividends on a single share of Class B Convertible Preferred Stock divided by (B) the Conversion Price (as hereinafter defined). The "Conversion Price" shall be $2.45 per share. Notwithstanding the foregoing, in no event shall the shares of Common Stock issued on conversion have a market value of less than $675,000 in the aggregate.

     The number of shares of Common Stock into which each share of Class B Convertible Preferred Stock is convertible shall also be subject to adjustment from time to time under certain situations including reclassification or recapitalization of the Common Stock.

     Preferred Stock
     ---------------

     The Company's certificate of incorporation, as amended, authorizes the issuance of up to 1,325,000 shares of additional preferred stock, par value $.001 per share.

     The issuance of additional Series A Preferred Stock or Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of Series A Preferred Stock or Preferred Stock could be used to discourage or prevent efforts to acquire control of the Company through the acquisition of shares of Common Stock.

Certain Provisions of the Certificate of Incorporation

     The Company's Certificate of Incorporation contains certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Company by another entity or person. In addition to the ability to issue Preferred Stock, these provisions are as follows:

     A vote of 66-2/3% of the stockholders is required by the Certificate of Incorporation in order to approve certain transactions including mergers and sales or transfers of all or substantially all of the assets of the Company.

     The Company's Certificate of Incorporation also provides that the members of the Board of Directors of the Company have been classified into three classes. The term of each class will run for three years and expire at successive annual meetings of stockholders. Accordingly, it is expected that it would take a minimum of two annual meetings of stockholders to change a majority of the Board of Directors.

     The Delaware General Corporation Law further contains certain anti-takeover provisions. Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person who owns 15% or more of the corporation's outstanding voting stock (an "interested stockholder") for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

                              SELLING STOCKHOLDERS

     The following table sets forth the ownership of the Selling Security Holders and, the number of shares of Common Stock beneficially owned by each of the Selling Security Holders, and the number of shares which may be offered for resale pursuant to this Prospectus. Except as otherwise disclosed herein, none of the Selling Security Holders has had any position, office or other material relationship with the Company or its predecessors or affiliates within the past three years.

     The information included below is based upon information provided by the Selling Security Holders. Because the Selling Security Holders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the Selling Security Holders after such offering can be provided.

                                                                                                   Number of Shares
                                                          Number of Shares      Number of Shares   of Common Stock
                                   Number of Shares       of Common Stock       of Common Stock    Remaining After
                                   of Class A Preferred   Beneficially Owned     Sold Under the    Sale of Common
Selling Security Holder              Stock Owned (1)       Prior to Closing         Offering        Stock Hereunder
-----------------------            --------------------   -----------------     ----------------   ----------------
Barbara Banach                                                 28,750                28,750              0
Richard Banach (Trustee)
   Profit Sharing Plan
   Pershing Division of DLJSC                                   2,875                 2,875              0
Sally Banach                                                   11,500                11,500              0
Daniel L. Beach                                                11,500                11,500              0
George and Barbara Billings             23,880                 23,793 (2)            11,500            12,293
Charles Cantore                                                 5,750                 5,750              0
James Costello                                                  2,875                 2,875              0
J. Healey Country Village
  Realty, Inc.                                                  5,750                 5,750              0
Island Foreclosure Resale
  Co., Inc.                                                     5,750                 5,750              0
Maslee Mallette                                                 2,875                 2,875              0
Rudy J. & Evelena Ann
  Rosado                                                        5,750                 5,750              0
Louis P. Solferino                                            101,571                98,000             3,571
Gregory Thomas                                                  5,750                 5,750              0
Michael and Alana Verderosa              1,586                  7,382 (2)             5,750             1,632
Karen Antos                              7,436                 16,000 (2)            16,000              0
Art Beroff                                                     75,000                75,000              0
Annette Cantor                          74,054                285,154 (2)           210,857            74,297
Claire Cohn                                                    12,500                12,500              0
Ronald & Lorraine Fehr                                          8,000                 8,000              0
Gerdaneu, Inc.                                                 50,000                50,000              0
Marilyn Henderson                                              50,000                50,000              0
Susan Hindes                                                    8,000                 8,000              0
Jerry Holmes                            15,222                 25,000 (2)            25,000              0

                                     - 9 -


Keith Jackson                           45,771                 80,000 (2)            80,000              0
Steven & Jill Lander                                            4,900                 4,900              0
Gerald & Eugenia Mercadante                                    50,000                50,000              0
Goldis Financial                                                7,500                 7,500              0
Gerald Mercadante, Jr.                                         25,000                25,000              0
Michael Assoc.                                                 75,000                75,000              0
Charles L. Rankin                                              50,000                50,000              0
Joseph Reges                                                   25,000                25,000              0
Judd Rothman                                                   67,071                64,500             2,571
Ernest Ruberto                                                 25,000                25,000              0
Ruritania Ltd.                                                 75,000                75,000              0
Swarthmore, S.A.                                               75,000                75,000              0
Trafalgor Strategic Investment
  Fund, Ltd.                                                   50,000                50,000              0
Alvin Wichard                                                  20,000                20,000              0
Arthur Wu                                                      24,800                24,800              0
Rosalind Wunderlin                                             18,137                18,137              0
Howard Schwartz                                                54,000                54,000 (3)          0
Steve Finkelstein                                              54,000                54,000 (3)          0
Salvatore Marasa                                               46,500                46,500 (4)          0
Anthony Imbo                                                   46,500                46,500 (4)          0
David Ganz                                                     46,500                46,500 (4)          0
Michael Ploshnick                                              27,500                27,500 (5)          0
BayTree Associates                                              5,714                 5,714 (6)          0
Continental Capital and Equity
  Corp.                                                         5,714                 5,714 (7)          0
Phoenixcor, Inc.                                               10,714                10,714 (7)
Srotnac Group, LLC                                            150,000               150,000              0
Optimum Fund                                                  203,742               203,742 (8)          0
Capital Fund                                                  329,591               329,591 (8)          0
Arlene Mari                              2,923                 12,725                 8,000             4,725
Kenneth Barton                                                 24,000                24,000 (9)          0
Anna Crispino                                                  19,200                19,200 (10)         0
David H. Lieberman,P.C., PSP                                   24,714                24,000(9)           0
                 -----------------

(1)         See page 8 for explanation of Class A Convertible Preferred Stock.
(2) Does not include Common Stock issuable upon the conversion of the Class A Convertible Preferred Stock currently held by selling securityholder.
(3) Represents 22,500 shares issuable upon the exercise of Warrants at an exercise price of $.35 per share and 31,500 shares issuable upon the exercise of Warrants at an exercise price of $1.25.
(4) Represents 15,000 shares issuable upon the exercise of Warrants at an exercise price of $.35 per share and 31,500 shares issuable upon the exercise of Warrants at an exercise of $1.25.
(5) Represents 10,000 shares issuable upon the exercise of Warrants at an exercise price of $.35 per share and 17,500 shares issuable upon the exercise of Warrants at an exercise price of $1.25.

(6) Represents shares issuable upon exercise of Warrants at an exercise price of $24.50 per share.

(7) Represents shares issuable upon exercise of Warrants at an exercise price of $2.45 per share.
(8) Includes 140,000 shares issuable upon exercise of Warrants, 70,000 of which are exercisable at a price of $3.00 per share and 70,000 of which are exercisable at a price of $4.00 per share.
(9) Includes 9,000 shares issuable upon exercise of Warrants, 4,500 of which are exercisable at a price of $3.00 per share and 9,000 of which are exercisable at a price of $4.00 per share.

                                      -10-


(10) Includes 7,200 shares issuable upon exercise of Warrants, 3,600 of which are exercisable at a price of $3.00 per share and 3,600 of which are exercisable at a price of $4.00 per share.



                              PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be offered for resale by the Selling Security Holders (or their donees, transferees or successors in interest) from time to time in transactions for their own account (which may include block transactions) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, in transactions otherwise than on such exchanges (including privately negotiated transactions) or in the over-the-counter market, through the writing of options, or a combination of such methods of sale, at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). From time to time the Selling Security Holder may engage in short sales, including short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Common Stock in connection therewith. Further, except as set forth herein, the Selling Security Holders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time, which may have a depressive effect on the market price of the Company's Common Stock. The Selling Security Holders may also pledge shares of Common Stock as collateral for margin accounts, and such shares could be resold pursuant to the terms of such accounts. The Selling Security Holders and any dealers or agents participating in the distribution of the Common Stock may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company will not receive any proceeds of the sales of the Common Stock by the Selling Security Holders.

     To comply with the securities laws of certain jurisdictions, if applicable, the Common Stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Common Stock may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market-making activities with respect to such securities for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Security Holder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the securities by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the Common Stock and the brokers' and dealers' ability to engage in market-making activities with respect to these securities.

     Pursuant to the Registration Agreement, all expenses of the registration of the Common Stock will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Security Holders will pay all underwriting discounts and selling commissions, if any.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by the General Corporation Law of Delaware, including against liabilities under the Securities Act of 1933.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The officers and directors of the Company are covered by officers and directors liability insurance. The policy coverage is $1,000,000, which includes reimbursement for costs and fees. There is a maximum deductible for officers and directors under the policy of $100,000 for each claim. The Company has entered into Indemnification Agreements with each of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon for the Company by Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York 11753. Members of this law firm own an aggregate of approximately 40,000 shares of Common Stock of which 24,000 shares are being registered hereunder.

                                     EXPERTS

     The financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report (which report contains an explanatory paragraph regarding the Company's ability to continue as a going concern) have been audited by BDO Seidman, LLP, independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     No dealer, salesperson, or other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been so authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.



                           ECOTYRE TECHNOLOGIES, INC.


                            2,385,244 Common Shares





                                   PROSPECTUS







                            Dated: ____________, 1997

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

  Securities and Exchange Commission Filing Fee . . .               $  1,600
  Legal Fees. . . . . . . . . . . . . . . . . . . . .                  7,500
  Accounting Fees . . . . . . . . . . . . . . . . . .                  2,500
  Miscellaneous . . . . . . . . . . . . . . . . . . .                  3,400
                                                                     -------
        Total . . . . . . . . . . . . . . . . . . . .                $15,000
                                                                     =======

  The Company will pay all of these expenses.

Item 15.     Indemnification of Directors and Officers

  Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

  Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

  If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

  The officers and directors of the Company are covered by officers and directors liability insurance. The policy coverage is $1,000,000, which includes reimbursement for costs and fees. There is a maximum deductible for officers and directors under the policy of $100,000 for each claim. The Company has entered into Indemnification Agreements with each of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 16.     Exhibits

  5          Opinion of Blau, Kramer, Wactlar & Lieberman, P.C.
  23.1       Consent of BDO Seidman, LLP
  23.2       Consent of Blau, Kramer, Wactlar & Lieberman, P.C.
               (included in Exhibit 5 hereof)
  24         Power of Attorney

Item 17.     Undertakings

  (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf thereunto duly authorized, in Holtsville, New York on the 25th day of September, 1997.

                                ECOTYRE TECHNOLOGIES, INC.
                                By: /s/ Vito V. Alongi
                                -------------------------------------------
                                Vito F. Alongi
                                  President, Treasurer (Principal Executive,
                                  Financial and Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vito F. Alongi and Robert E. Munyer, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on September 25, 1997.

Signatures                          Title
----------                          -----

/s/ Marc de Logeres             Chairman of the Board
-----------------------
Marc de Logeres

/s/ Vito F. Alongi
-----------------------         President, Treasurer and Director
Vito F. Alongi                  (Principal Executive, Financial and Accounting
                                 Officer)

/s/ Robert E. Munyer, Jr.
------------------------         Vice President, Secretary and Director
Robert E. Munyer, Jr.


-----------------------          Vice President and Director
John W. King

/s/ Theresa Mari
-----------------------          Director
Theresa Mari

/s/ Arthur Rosenberg
-----------------------          Director
Arthur Rosenberg